Exhibit 10.14
CONFIDENTIAL
Final Form of Document
INVESTOR RIGHTS’ AGREEMENT
THIS INVESTOR RIGHTS’ AGREEMENT (this “Agreement”), is made as of [], 2026, by and between Forbright, Inc., a Delaware corporation (the “Company”), and [] (the “Investor”).
RECITALS
WHEREAS, the Company and its Affiliates (as defined herein) intend to consummate the transactions described in the Registration Statement on Form S-1 (Registration No. []) (the “IPO”); and
WHEREAS, the Investor and the Company desire to address herein certain relationships among themselves with respect to the governance of the Company.
NOW, THEREFORE, in consideration of the mutual covenants and understandings defined herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties here to hereby agree as follows:
NOW, THEREFORE, the parties hereby agree as follows:
1.    Definitions. For purposes of this Agreement:
1.1    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any investment fund (including any continuation vehicle or successor fund) now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person. Notwithstanding the foregoing, in circumstances other than those that relate to bank regulatory matters as set forth herein (a) the Company and its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Investor or any of such Investor’s Affiliates (except the Company and its subsidiaries and other controlled Affiliates shall be Affiliates of each other) and (b) no Investor shall be considered an Affiliate of any portfolio company in which such Investor or any of its investment fund Affiliates, affiliated manager, or other investment Affiliates, as applicable, have made a debt or equity investment (and vice versa). With respect to John Delaney, the term “Affiliates” shall also include the Delaney Family Trust, SBLG, Inc., the Delaney Charitable Foundation, JKD 09 LLC, and AMD 09 LLC.
1.2    “Agreement” has the meaning set forth in the Preamble.
1.3    “BHCA” means the Bank Holding Company Act of 1956, as amended.
1.4    “Board” means the board of directors of the Company.
1.5    “BVA” means Bayview Acquisitions, LLC, a Delaware limited liability company.

1.6    [“BVA Designee” has the meaning set forth in Section 2.1(b)(i).
1.7    “BVA Threshold” means the number of shares of Common Stock held by BVA and its Affiliates immediately prior to the pricing of the IPO (subject to the appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like).]1
1.8    “Bylaws” means the Company’s Bylaws, as amended and/or restated from time to time.
1.9     “Cause” means any of (a) a final, non-appealable conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; (b) willful misconduct or gross negligence in the performance of the director’s duties to the Corporation that results in material harm to the Company; (c) a final, non-appealable judicial determination that the director committed fraud, dishonesty, or a willful violation of any law or regulation applicable to the Company’s business; or (d) a willful and material breach of the director’s fiduciary duties to the Company.
1.10    “CBE” means CB Elevate Aggregator L.P., a Delaware limited partnership.
1.11    [“CBE Designee” has the meaning set forth in Section 2.1(b)(i).
1.12    “CBE Threshold” means the number of shares of Common Stock held by CBE and its Affiliates immediately prior to the pricing of the IPO (subject to the appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like).]2
1.13    “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended and/or restated from time to time.
1.14    “CIBCA” means the Change in Bank Control Act of 1978, as amended, including the regulations and published interpretations thereunder.
1.15    “Closing” means the consummation of the IPO.
1.16    “Common Stock” means, together, the Voting Common Stock and the Non-Voting Common Stock.
1.17    “Company” has the meaning set forth in the Preamble.
1.18    “Company Indemnified Person” has the meaning set forth in Section 5.6(c)(ii).
1.19    “controlled Affiliate of Top Co” means [funds, accounts, or related entities managed or advised by Bayview Asset Management, LLC or its Affiliates (“BAM”), BAM’s direct and/or indirect owners (such persons, the “BAM Principal”), and any family member of the BAM Principal, a trust or other entity for the benefit of the BAM Principal, or any charitable
1     Note to Draft: To be included in BVA Agreement only.

2     Note to Draft: To be included in CBE Agreement only.

foundation, organization or trust established or directed by such the BAM Principal (including donor-advised funds or other estate planning vehicles)] [funds or related entities managed by Centerbridge Partners, L.P. or its Affiliates] [any fund or account managed or advised by Gallatin Point Holdings LP or its Affiliates] [John Delaney].
1.20    [“Delaney Designee” has the meaning set forth in Section 2.1(b)(i).
1.21    “Delaney Permitted Transferee” means, with respect to John Delaney, (a) any Affiliate of John Delaney, (b) John Delaney’s spouse, (c) any lineal descendant of John Delaney’s maternal or paternal grandparents, the spouse of any such descendant or a lineal descendant of any such spouse, (d) any trust (or trustee in respect of such trust) the beneficiaries of which are John Delany and/or any of the Persons described in clause (b) and (c) (including any Affiliate of such Person or a trust of which such Person is a beneficiary alone or in combination with their spouse or lineal descendants), (e) any corporation, partnership, limited liability company or other entity that is wholly owned and controlled by, alone or in combination, any of the Persons in clauses (a) through (d) hereof or (f) a legal or personal representative of John Delaney in the event of his death or Disability.
1.22     “Disability” means any physical or mental incapacity which prevents John Delaney from carrying out all or substantially all of his then current duties with the Company for any period of one hundred and twenty (120) consecutive days or any aggregate period of six (6) months in any twelve (12) month period, as reasonably determined by any physician selected by a representative of John Delaney.]3
1.23    “DGCL” means the Delaware General Corporation Law.
1.24    “Director Qualifications” means, subject to the Charter and the Bylaws, all reasonable qualifications reflected in Board approved written policies of the Company applicable to all members of the Board, including all legal and regulatory qualifications for serving as a director (e.g., restrictions on management interlocks), any reasonable criteria or qualifications established by the Nominating and Governance Committee applicable to all members of the Board (e.g., restrictions on the appointment of Disqualified Designees), or its equivalent, any ethics and compliance program of the Company applicable to all members of the Board, or any applicable requirements and standards imposed by applicable law, the Nasdaq Global Select Market (“Nasdaq”) or any other national securities exchange on which shares of Common Stock are listed as of the date of determination or any other regulatory agency (and the election of such individual shall not, in and of itself, cause the Company to be not in compliance with applicable law or such requirements).
1.25    “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.
3     Note to Draft: To be included in John Delaney Agreement only.

1.26    “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.
1.27    “Excepted Transfer” has the meaning set forth in Section 9.
1.28    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
1.29    “Exempted Persons” has the meaning set forth in Section 7.
1.30    “GPC” means GPC Partners Investments (Elevate) LP, a Delaware limited partnership.
1.31    “GPC Designee” has the meaning set forth in Section 2.1(a).
1.32    “GPC Threshold” means the number of shares of Common Stock held by GPC and its Affiliates immediately prior to the pricing of the IPO (subject to the appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like).
1.33    “Indemnified Person” has the meaning set forth in Section 5.6(c)(iii).
1.34    “Independent Director” means Donald Kohn.
1.35    “Initial Directors” has the meaning set forth in Section 2.1(a).
1.36    “Initiating Holder” has the meaning set forth in Section 5.1(a).
1.37    “Investor” has the meaning set forth in the Preamble.
1.38    “Investor Designee” means the [GPC Designees] [CBE Designees] [BVA Designees].4
1.39    “Investor Indemnified Person” has the meaning set forth in Section 5.6(c)(i).
1.40    “IPO” has the meaning set forth in the Recitals.
1.41    “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.
1.42    [“John Delaney Threshold” means the number of shares of Common Stock owned by John Delaney immediately prior to the pricing of the IPO (subject to the appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like).]5
4     Note to Draft: Applicable Investor name to be included only.

5     Note to Draft: To be included in John Delaney Agreement only.

1.43    “Key Investors” means BVA, CBE, GPC and John Delaney.
1.44    “Key Investor Director” means a director designated by BVA, CBE, GPC or John Delaney.
1.45    “Losses” means any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses).
1.46    “Nominating and Governance Committee” means the Nominating and Governance Committee of the Board.
1.47    “Nominating and Governance Committee Designee” has the meaning set forth in Section 2.1(b)(ii).
1.48    “Non-Voting Common Stock” means shares of the Company’s non-voting common stock, par value $0.001 per share.
1.49    “Other Investor Rights Agreements” means the Investor Rights Agreements between the Company on the one hand, and each of [BVA, CBE, GPC and John Delaney],6 on the other hand.
1.50    “Permitted Transferee” means any Affiliates of the Investor [and any Delaney Permitted Transferee].7
1.51    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.52    “Registration Expenses” has the meaning set forth in Section 5.6(b).
1.53    “Registration Rights Holder” means the Investor, each Key Investor and each other Person with registration rights substantially in the form as those set forth herein.
1.54    “Registrable Securities” means any shares of Common Stock held of record by the Investor [or its Affiliates]8, other than any shares of Common Stock which may be disposed of without restriction (including, but not limited to, volume restrictions) pursuant to Rule 144(b)(1) (or any similar provision then in effect) promulgated under the Securities Act.
1.55    “SEC” means the Securities and Exchange Commission.
1.56    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
6     Note to Draft: To delete reference to Investor who is party to this Agreement.

7     Note to Draft: To be included in John Delaney Agreement only.

8     Note to Draft: To be included for specific investors.

1.57    “Seller Expenses” has the meaning set forth in Section 5.6(a).
1.58    “Voting Common Stock” means shares of the Company’s voting common stock, par value $0.001 per share.
2.    Provisions Regarding the Board.
2.1    Board Composition.
(a)    Upon the Closing, the Board shall initially consist of eleven (11) directors, including [] (the “Initial Directors”). The Board will be divided into three (3) classes serving staggered three-year terms. Class 1, Class 2 and Class 3 directors will serve until the Company’s annual meetings of shareholders in 2027, 2028 and 2029, respectively. The Initial Directors shall remain assigned to the same classes following the Closing as they were assigned to immediately prior to the Closing. From and after the Closing, the rights of the Investor to designate directors to the Board shall be as set forth in, and shall be subject to the terms and conditions of, the remainder of this Section 2.1 and shall be only to serve in the relevant Class that any Investor Designee [and Independent Director]9 exists in today.
(b)    From and after the Closing, the Company will use reasonable best efforts, including taking all necessary corporate action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause the following nominees to be elected to serve as directors on the Board:
(i)    [Applicable Investor Designation Provision Below]
[Two (2) persons designated as director nominees to serve on the Board from time to time by GPC who shall meet and comply with the Director Qualifications (each, a “GPC Designee”); provided that upon the first to occur of (1) GPC and its Affiliates owning beneficially an amount equal to less than 50% but greater than or equal to 25% of the GPC Threshold and (2) GPC and its Affiliates owning beneficially an aggregate of less than 4.9% but greater than 2.45% of the total Common Stock of the Company then outstanding, which numbers are subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, GPC shall cause one (1) GPC Designee to promptly, but in all events within five (5) business days, resign from the Board and thereafter GPC shall only be entitled to designate one (1) director nominee to serve on the Board; provided, further, that upon the first to occur of (A) GPC and its Affiliates owning beneficially an amount equal to less than 25% of the GPC Threshold and (B) GPC and its Affiliates owning beneficially an aggregate of less than 2.45% of the total Common Stock of the Company then outstanding, which numbers are subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, GPC shall cause all GPC Designees to promptly, but in all events within five (5) business days, resign from the Board and thereafter GPC shall have no right to designate director nominees to serve on the Board;]10
9     Note to Draft: To be included in BVA Agreement only.

10     Note to Draft: To be included in GPC Agreement only.

[Two (2) persons designated as director nominees to serve on the Board from time to time by CBE who shall meet and comply with the Director Qualifications (each, a “CBE Designee”); provided that upon the first to occur of (1) CBE and its Affiliates owning beneficially an amount equal to less than 50% but greater than or equal to 25% of the CBE Threshold and (2) CBE and its Affiliates owning beneficially an aggregate of less than 4.9% but greater than 2.45% of the total Common Stock of the Company then outstanding, which numbers are subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, CBE shall cause one (1) CBE Designee to promptly, but in all events within five (5) business days, resign from the Board and thereafter CBE shall only be entitled to designate one (1) director nominee to serve on the Board; provided, further, that upon the first to occur of (A) CBE and its Affiliates owning beneficially an amount equal to less than 25% of the CBE Threshold and (B) CBE and its Affiliates owning beneficially an aggregate of less than 2.45% of the total Common Stock of the Company then outstanding, which numbers are subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, CBE shall cause all CBE Designees to promptly, but in all events within five (5) business days, resign from the Board and thereafter CBE shall have no right to designate director nominees to serve on the Board;]11
[For so long as the Independent Director serves as a director on the Board, one (1) person and upon the Independent Director’s death, resignation or removal or upon the Nominating and Governance Committee’s determination not to nominate the Independent Director, two (2) persons, in each case designated as director nominee(s) to serve on the Board from time to time by BVA who shall meet and comply with the Director Qualifications (each, a “BVA Designee”); provided that upon the first to occur of (A) if at such time BVA is entitled to designate two (2) director designees pursuant to this Section 2.1(b)(i), BVA and its Affiliates owning beneficially an amount equal to less than 50% but greater than or equal to 25% of the BVA Threshold and (B) BVA and its Affiliates owning beneficially an aggregate of less than 4.9% but greater than 2.45% of the total Common Stock of the Company then outstanding, which numbers are subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, BVA shall cause one (1) BVA Designee to promptly, but in all events within five (5) business days, resign from the Board and thereafter BVA shall only be entitled to designate one (1) director nominee to serve on the Board; provided, further, that upon the first to occur of (x) BVA and its Affiliates owning beneficially an amount equal to less than 25% of the BVA Threshold and (y) BVA and its Affiliates owning beneficially an aggregate of less than 2.45% of the total Common Stock of the Company then outstanding, which numbers are subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, BVA shall cause all BVA Designees to promptly, but in all events within five (5) business days, resign from the Board and thereafter BVA shall have no right to designate director nominees to serve on the Board;]12
[Two (2) persons designated as director nominees to serve on the Board from time to time by John Delaney, who shall meet and comply with the Director Qualifications (each, a “Delaney
11     Note to Draft: To be included in CBE Agreement only.

12     Note to Draft: To be included in BVA Agreement only.

Designee”); provided that (1) for so long as John Delaney serves as the President/Chief Executive Officer of the Company, upon the occurrence of John Delaney and his Affiliates and his and their Permitted Transferees owning beneficially an amount equal to less than 50% but greater than or equal to 25% of the John Delaney Threshold, or (2) if at any time John Delaney no longer serves as the President/Chief Executive Officer of the Company, upon the first to occur of (x) John Delaney and his Affiliates and his and their Permitted Transferees owning beneficially an amount equal to less than 50% but greater than or equal to 25% of the John Delaney Threshold and (y) John Delaney and his Affiliates and his and their Permitted Transferees owning beneficially an aggregate of less than 4.9% but greater than 2.45% of the total Common Stock of the Company then outstanding, in each case which numbers are subject to the appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, John Delaney shall cause one (1) Delaney Designee to promptly, but in all events within five (5) business days, resign from the Board and thereafter John Delaney shall only be entitled to designate one (1) director nominee to serve on the Board pursuant to this Section 2.1(b)(i) (but not in limitation of any other right of John Delaney hereunder); provided, further, that upon the first to occur of (1) for so long as John Delaney serves as the President/Chief Executive Officer of the Company, John Delaney and his Affiliates and his and their Permitted Transferees owning beneficially an amount equal to less than 25% of the John Delaney Threshold and (2) if at any time John Delaney no longer serves as the President/Chief Executive Officer of the Company, upon the first to occur of John Delaney and his Affiliates and his and their Permitted Transferees owning beneficially (x) an amount equal to less than 25% of the John Delaney Threshold or (y) an aggregate of less than 2.45% of the total Common Stock of the Company then outstanding, which numbers are subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like, John Delaney, shall cause all Delaney Designees to promptly, but in all events within five (5) business days, resign from the Board and thereafter John Delaney shall have no right to designate director nominees to serve on the Board pursuant to this Section 2.1(b)(i) (but not in limitation of any other right of John Delaney hereunder);]13
(ii)    The Company is party to the Other Investor Rights Agreements, pursuant to which other Key Investors may designate individuals as director nominees pursuant to the terms of such Other Investor Rights Agreements. Separately, the Company shall be entitled to designate three (3) persons to be nominees to serve on the Board from time to time as selected by the Nominating and Governance Committee, who shall meet and comply with the Director Qualifications (each, a “Nominating and Governance Committee Designee”); provided that, the number of Nominating and Governance Committee Designees shall be increased by one (1) for each Investor Designee or Key Investor Designee that is required to resign as a result of the relevant Key Investor ceasing to be entitled to designate such director nominee in accordance with the terms of this Agreement or the Other Investor Rights Agreements, as applicable (following the initial designation of a replacement director by John Delaney and otherwise at such time as such director stands for election at a meeting of the Company’s stockholders with a purpose of electing directors).
13     Note to Draft: To be included in John Delaney Agreement only.

(c)    The initial Investor Designee[s] shall be []. [The initial Independent Director shall be Donald Kohn.]14
(d)    The rights granted to the Investor to designate members for nomination to the Board are additive to, and not intended to limit in any way, the rights that the Investors may have to nominate, elect or remove directors under the Company’s certificate of incorporation, bylaws, or the DGCL.
(e)    The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all necessary corporate action to effectuate the above involves (1) including the Investor Designee(s) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors; (2) nominating and recommending each such individual to be elected as a director as provided herein; (3) soliciting proxies or consents in favor thereof; (4) not decreasing the size of the Board in a manner which would limit, or result in a limitation on, the director nomination rights of the Investor and (5) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director.
(f)    In the event that an Investor Designee fails to be elected to the Board following any annual or special meeting of the shareholders at which the Investor Designee stood for election but was nevertheless not elected, the Company and the Board will promptly appoint a replacement director designated by the Investor to the Board that otherwise meets the requirements of an Investor Designee under this Agreement, and such individual shall, upon becoming a director, then be deemed an Investor Designee for all purposes hereunder.
(g)    Any Investor Designees that are non-employee directors of the Company shall be entitled (i) to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the other non-employee directors of the Company for their service on the Board, including any service on any committee of the Board, and (ii) to indemnification rights no less favorable than those generally provided to other non-employee directors of the Company. The Company shall obtain directors’ and officers’ insurance policies that on their terms treat any Investor Designee serving as a director of the Company no less favorably than other non-employee directors of the Company. The Company acknowledges and agrees that the Company is the indemnitor of first resort with respect to any Investor Designee serving as a director of the Company in respect of those matters for which the Company is required or has otherwise agreed to advance expenses or indemnify such Investor Designee (i.e., its obligations to such Investor Designee are primary and any obligation of any other Persons to which such Investor Designee may have rights to advancement of expenses or to indemnification for the same expenses or liabilities incurred by such Investor Designee are secondary).
14     Note to Draft: To be included in BVA Agreement only.

2.2    Failure to Designate a Board Member. The Investor shall notify the Company of the identity of each proposed Investor Designee, as applicable, in writing, on or before the time such information is reasonably requested by the Board or the Nominating and Governance Committee for inclusion in a proxy statement for a meeting of shareholders, together with all information about each proposed Investor Designee, as applicable, as shall be reasonably requested by the Board or the Nominating and Governance Committee; provided, that in the event the Investor fails to provide any such notice, the applicable individuals then serving as directors based on a designation of the Investor shall be deemed to be the Investor Designees, as applicable, for such meeting. The Investor shall not be required to comply with any other advance notice provisions generally applicable to the nomination of directors by the Company so long as the Investor complies with this Section 2.
2.3    Removal of Board Members; Filling of Vacancies.
(a)    An Investor Designee may be removed from office as a Director only (i) by the stockholders of the Company for Cause or (ii) by an action of the Board (A) where required by applicable law or regulatory authority having jurisdiction over the Company or its Affiliates, (B) upon the request of the Investor (in which case, the Company and Board shall take all such actions reasonably necessary to effectuate such removal) or (C) if the Investor is no longer entitled to designate a number of directors equal to the number of directors then serving on the Board that are its Investor Designees (a “Drop-Down Event”) and the number of directors then serving on the Board that are Investor Designees exceeds the number of Investor Designees the Investor is then entitled to nominate to serve on the Board; provided, that, in such case the Company and the Board shall only be entitled to remove the number of Investor Designees as directors as necessary to resolve such excess. An action of the Board pursuant to this section shall be subject to the same quorum and approval requirements as in the Bylaws, except that such requirements shall, for purposes hereof, be applied disregarding the director to be removed from any calculation thereof.
(b)    In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of an Investor Designee, then the Investor will be entitled to designate an individual to fill the vacancy and to serve for the remaining of the existing term of the director he or she is replacing so long as the total number of Investor Designees that will serve on the Board immediately following the filling of such vacancy will not exceed the total number of Persons the Investor is entitled to designate pursuant to this Agreement at such time. The Company and the Board will take all necessary action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause such replacement designee to become a member of the Board. Notwithstanding the foregoing, where a resignation or removal of an Investor Designee as a director of the Company results from a Drop-Down Event, the Board shall initially fill such vacancy with a person selected by John Delaney for the remainder of such director’s existing term unless such selection is restricted or prohibited by law, or John Delaney no longer owns any shares of Voting Common Stock directly or indirectly, in which case the Board shall fill such vacancy with a person recommended by the appropriate committee of the Board, subject to the terms of, and in accordance with, the Bylaws.

2.4    Bank Board. The Company shall take all reasonable actions to cause the directors of Forbright Bank to be the same as the directors of the Company for so long as the Investor has the right to designate at least one (1) Investor Designee for nomination to the Board pursuant to this Agreement, subject to any requirements of applicable law which would prevent a director of the Company from serving as a director of the board of Forbright Bank, in which case, the Board shall determine whether or not to appoint another individual as a director to the board of directors of Forbright Bank and, if the Board so chooses, the Board shall determine the identity of such individual who shall serve on the board of directors of Forbright Bank until the earlier of their death, resignation, disqualification, or replacement. At any time where an Investor Designee is required to resign from the Board pursuant to the terms of this Agreement, such Investor Designee shall, and the Investor shall cause such Investor Designee to, resign from the board of directors of Forbright Bank as well to the extent applicable.
2.5    Board Committees. The Board may, from time to time, establish one or more committees (each a “Committee”) in accordance with the terms of its Certificate of Incorporation, Bylaws and the requirements of applicable law. From and after the Closing, the Company will use reasonable best efforts, including taking all necessary corporate action (to the extent permitted by applicable law and to the extent such action is consistent with the fiduciary duties of the directors under Delaware law) to cause each Committee to consist of at least (a) one of the directors designated by John Delaney pursuant to [an Other Investor Rights Agreement], with such director selected by John Delaney; provided that if no director designated by John Delaney pursuant to [an Other Investor Rights Agreement] is eligible to serve on a Committee, then another director selected by John Delaney so long as that individual is eligible to serve on such Committee and (b) one director designated by one of BVA, CBE or GPC, rotating each year between first, BVA, second, CBE and third GPC, in each case for so long as such Person is entitled to designate at least one director pursuant to this Agreement or their respective Other Investor Rights Agreement. Where one or more of BVA, CBE or GPC ceases to have the right to designate any directors, the right to designate a director to a Committee shall rotate between the two remaining that continue to have such right or be vested solely in the remaining one of them with such right pursuant to this Agreement or the applicable Investor Rights Agreement.
3.    Termination of Existing Agreements. The Investor acknowledges and agrees that the Stockholders’ Agreement by and among itself, the Company and the other parties thereto, made as of April 15, 2021 (the “Stockholders’ Agreement”), is terminated and of no further force and effect as of the Closing. The Investor hereby waives any rights it may have under the Registration Rights Agreement entered into as of April 15, 2021 by and among the Company and the other parties thereto (the “RRA”), acknowledges and agrees that such agreement is terminated and of no further force and effect as of the Closing and that its registration rights are solely those set forth in Section 5 of this Agreement.
4.    Additional Covenants.
4.1    Insurance. The Company will use commercially reasonable efforts to maintain its directors and officers liability insurance policy until such time as the Board determines that such insurance should be discontinued.

4.2    Board Matters. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board.
4.3    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Certificate of Incorporation, or elsewhere, as the case may be.
4.4    Avoidance of “Control”. Notwithstanding anything to the contrary in this Agreement or the Company’s Charter or Bylaws, neither the Company nor any Company subsidiary shall effectuate any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Investor’s pro rata proportion, that would cause (a) the Investor’s or any other Person’s equity of the Company (together with equity owned by the Investor’s or other Person’s Affiliates (as such term is used under the BHCA)) to represent 33.3% or more of the Company’s total equity (as determined in the manner required for purposes of the BHCA), (b) the Investor’s or any other Person’s ownership of any class of voting securities of the Company (together with the ownership by the Investor’s or other Person’s Affiliates (as such term is used under the BHCA) of voting securities of the Company) to exceed 9.9%, or (c) otherwise cause the Investor or other Person to “control” the Company under and for purposes of the BHCA, the CIBCA or any rules or regulations promulgated thereunder (or any successor provisions), in each case without the prior written consent of the Investor or such other Person. In the event either the Company or one of its subsidiaries breaches its obligations under this Section 4.4, or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Investor and shall cooperate in good faith with the Investor to modify its respective ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach or comply with such requirement.
4.5    Conversion of Voting Common Stock to Non-Voting Common Stock. Upon the written request of the Investor to exchange a number of shares Voting Common Stock for shares of Non-Voting Common Stock and the surrender to the Company (at the principal office of the Corporation) of a certificate or certificates (if any) representing all or part of such holder’s shares of Voting Common Stock requested to be exchanged, the Company shall issue an equal number of shares of Non-Voting Common Stock to the Investor in exchange for each share of Voting Common Stock requested to be exchanged. Upon an exchange pursuant to this Section 4.5, each converted share of Voting Common Stock shall be retired. The Company shall from time to time reserve for issuance out of its authorized but unissued shares of Non-Voting Common Stock, or shall keep available (solely for the purposes of issuance upon exchange of shares of Voting

Common Stock) shares of Non-Voting Common Stock held by the Company as treasury stock, the number of shares of Non-Voting Common Stock into which all outstanding shares of Voting Common Stock may be exchanged. The exchange of shares of Voting Common Stock pursuant to this Section 4.5 shall be made without charge to the Investor for any issuance tax (except stock transfer tax) in respect thereof or other costs incurred by the Company in connection with such exchange.15
5.    Registration Rights
5.1    Registration Rights
(a)    Demand Registration Rights.16 Subject to the terms and conditions hereinafter set forth, at any time beginning on the 90th day following the IPO, the Investor (the “Initiating Holder”) may, from time to time, if the Investor and its Affiliates own Registrable Securities having an aggregate market value of at least $25,000,000 at the time of request, request to effect a registration for sale under the Securities Act of all or part of the Registrable Securities then held by them no earlier than the 180th day following the IPO, or as soon as practicable thereafter, and upon such request the Company will promptly take the actions specified in Section 5.1(b).
(b)    Demand Procedures. Within five (5) calendar days after receipt by the Company of a written registration request under Section 5.1(a) hereof or any other Investor Rights Agreement (which request shall specify the number of shares proposed to be registered and sold and the manner in which such sale is proposed to be effected), the Company shall promptly give written notice to all other Registration Rights Holders of the proposed registration, and such other Registration Rights Holders, if any, shall have the right to join in the proposed registration and sale, upon written request to the Company (which request shall specify the number of shares proposed to be registered and sold) within ten (10) business days after receipt of such notice from the Company. Subject to the provisions of Section 5.1(d), the proposed registration and sale under Section 5.1(a) may include securities offered by the Company for its own account. The Company shall thereafter (i) promptly confidentially submit or file with the SEC under the Securities Act a registration statement on Form S-3 (or any successor form) or, if Form S-3 is unavailable, on Form S-1 (or any successor form) concerning all Registrable Securities specified in the demand request and all Registrable Securities or other securities of the Company with respect to which the Company has received the written request from any other Registration Rights Holders, and (ii) use its reasonable best efforts to cause the registration statement to be declared effective no later than sixty (60) calendar days (or ninety (90) calendar days if the Company has received comments to the registration statement from the SEC) following the date the registration statement was confidentially submitted or filed pursuant to such demand request. At the request of the Initiating Holder, the Company shall cause each offering pursuant to Section 5.1(a) to be managed, on a firm commitment basis, by a recognized regional or national underwriter selected by the Initiating Holder and approved by the Company, such approval not to be unreasonably withheld, and the Company shall enter into an underwriting agreement in
15     Note to Draft: To be included for all existing holders of Non-Voting Common Stock.

16     Note to Draft: Demand Registration Rights to only be provided to select investors.

customary form and containing customary terms reasonably acceptable to the Company and the Initiating Holder with the underwriter or underwriters selected for such underwriting. The Initiating Holder and all Registration Rights Holders intending to participate in such proposed registration must agree to distribute their securities through such underwriting and shall be required to enter into an underwriting agreement in customary form. The Company shall not be obligated to effect more than one (1) registration requested by each Registration Rights Holder under Section 5.1(a) of this Agreement or any other Investor Rights Agreement in any twelve (12) month period.
(c)    Delay by Company. The Company shall not be required to effect a registration under the Securities Act pursuant to Section 5.1(a) hereof (i) for a period of sixty (60) days following a registration of securities in which the Registration Rights Holders had the right to participate pursuant to this Agreement or any other agreements providing substantially similar rights as this Agreement; or (ii) if the Board of the Company reasonably determines in good faith that effecting such a demand registration at such time would be seriously detrimental to the Company (and the Chief Executive Officer of the Company provides a signed certificate to that effect to the Initiating Holder) because it would (a) necessitate the untimely disclosure of a proposed business combination or other currently proposed transaction or (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; provided, that the Company may only delay a demand registration pursuant to this Section 5.1(c) for an aggregate period not exceeding sixty (60) days (or until such earlier time as such transaction is consummated or no longer proposed) and may only defer any such filing pursuant to this Section 5.1(c) once in any twelve (12)-month period; provided, further, that the Company shall not be permitted to delay a demand registration pursuant to this Section 5.1(c) if (x) the Company has filed or caused to be filed a registration statement for its own account during the preceding six (6) months, or (y) the Company’s Board has not provided the Initiating Holder with a certificate signed by the Chief Executive Officer of the Company certifying in reasonable detail the basis for such delay. The Company shall promptly notify in writing the Registration Rights Holder requesting registration of any decision not to effect any such request for registration pursuant to this Section 5.1(c), which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify such Registration Rights Holder as soon as a demand registration may be effected.
(d)    Reduction. If a registration initiated by Initiating Holder pursuant to Section 5.1(a) is an underwritten registration and the managing underwriters advise the Company and the Registration Rights Holders participating in the registration that in their opinion due to marketing factors the number of shares of Common Stock requested to be included in such registration exceeds the number which can reasonably be expected to be sold in such offering without materially and adversely affecting the success of such offering, then the amount of such shares that may be included in such registration shall be allocated as follows: (i) first, the shares proposed to be sold by any Registration Rights Holders shall be included in such registration and, if all such shares cannot be included in such underwriting due to marketing factors, the amount of shares to be included in such registration by all such Registration Rights Holders shall be allocated pro rata among such Registration Rights Holders in proportion to the number of

Registrable Securities owned by them, and (ii) second, the shares proposed to be sold by the Company shall be included in such registration.
(e)    Withdrawal. Any Registration Rights Holder participating in any demand registration may withdraw such Registration Rights Holder’s shares from such registration at any time before a registration statement is declared effective, and the Company may withdraw such registration statement if no Registrable Securities are then proposed to be included. In the event the Company is not obligated to effect any requested registration under Section 5.1(a) by virtue of Section 5.1(c), such request shall not be deemed to be a request for registration for purposes of Section 5.1(a) until such time as the registration is effected.
5.2    Piggyback Registration Rights.
(a)    Request. If the Company proposes to file a registration statement covering any of its securities under the Securities Act (whether to be sold by it or by one or more selling stockholders), other than (i) an offering pursuant to a registration under Section 5.1(a) of another Investor Rights Agreement (in which case, the Registration Rights Holders shall be entitled to receive notice of, and participate in, such registration in accordance with the terms of Section 5.1 hereof) or (ii) an offering registered on Form S-8 or Form S-4, or successor forms relating to employee stock plans and business combinations, the Company shall, not less than ten (10) business days prior to the proposed filing date of the registration form, give written notice of the proposed registration to all Registration Rights Holders specifying in reasonable detail the proposed transaction to be covered by the registration statement and, at the written request of any Registration Rights Holder of Registrable Securities delivered to the Company within twenty (20) days after the giving of such notice, but subject to the terms of Section 5.2(b) below, the Company shall include in such registration and offering, and in any underwriting of such offering, all Registrable Securities as any such Registration Rights Holder shall request the Company to include in such registration and offering. The Company shall have no obligation to include shares owned by any Registration Rights Holder in a registration statement pursuant to this Section 5.2 unless and until such Registration Rights Holder, if such registration is an underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions; provided, that no Registration Rights Holder shall be required to make any representations, warranties or indemnities to or agreements with the Company or the underwriters other than representations, warranties, indemnities or agreements regarding such Registration Rights Holder and such Registration Rights Holder’s intended method of distribution and any other representation relating to such Registration Rights Holder or such Registration Rights Holder’s Registrable Securities, except as required by law or this Agreement, or reasonably requested by the underwriters.
(b)    Reduction. If a registration in which any Registration Rights Holder has the right or is otherwise permitted to participate pursuant to this Section 5.2. is an underwritten registration and the managing underwriters advise the Company in writing that in their opinion due to marketing factors the number of shares of Common Stock requested to be included in such registration exceeds the number which can reasonably be expected to be sold in such offering without materially and adversely affecting the success of such offering, the Company shall include in such registration: (i) first, the shares proposed to be sold by the Company, and (ii) second, the shares proposed to be sold by any Registration Rights Holder exercising rights under Section 5.2(a) and, if all such shares cannot be included in such registration due to marketing factors, the amount of shares to be included in such registration by all such Registration Rights Holders shall be allocated pro rata among such Registration Rights Holders in proportion to the number of Registrable Securities owned by them.
5.3    Shelf Registration on Form S-3. Subject to the limitations set forth in Section 5.1(c) and the other terms and conditions hereinafter set forth, at such time as the Company is eligible to use Form S-3 (or any successor form) for secondary sales, the Company shall use its best efforts to promptly file a registration statement on Form S-3 (or any successor form) under Rule 415 for a public sale of all of the Registrable Securities. The Company agrees to use reasonable best efforts to keep such shelf registration statement continuously effective until there are no longer any Registrable Securities outstanding. At any time that a Form S-3 (or any successor form) under Rule 415 covering Registrable Securities pursuant to this Section 5.3 is effective, if any Registration Rights Holder (or group of Registration Rights Holders) delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or any portion of the Registrable Securities beneficially owned by them on such registration statement (a “Shelf Underwritten Offering”) and the reasonably anticipated aggregate price to the public of the Registrable Securities identified in the Take-Down Notice would be in excess of $25,000,000, then, the Company shall amend or supplement such registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to such Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Registration Rights Holders pursuant to this Section 5.3). In connection with any Shelf Underwritten Offering: (i) such proposing Registration Rights Holder(s) shall also deliver the Take-Down Notice to all other Registration Rights Holders (who shall be included on such registration statement) and permit each such holder to include its Registrable Securities included on such registration statement in the Shelf Underwritten Offering if such Registration Rights Holder notifies the proposing Registration Rights Holders and the Company within five days after delivery of the Take-Down Notice to such holder and (ii) in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities that would otherwise be included in such take down, the underwriter may limit the number of Registrable Securities that would otherwise be included in such take-down offering in the same manner as described in Section 5.2(b) with respect to a limitation of shares to be included in a registration.
5.4    Registration Procedures. Whenever Registration Rights Holders have requested that any shares be registered pursuant to Sections 5.1, 5.2, or 5.3 hereof, the Company shall, promptly:
(i)    prepare and file with the SEC a registration statement, or prepare and file an appropriate post-effective amendment or supplement to an existing registration statement, with respect to such shares and use its best efforts to cause such registration statement, post-

effective amendment or supplement to become effective as soon as reasonably practicable thereafter;
(ii)    take such action as may be necessary so that (i) each such registration statement and any amendment thereto and the prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies with the Securities Act and the Exchange Act, (ii) each such registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the prospectus forming a part of the registration statement, and any amendment or supplement to such prospectus, does not at any time during the effectiveness period of the registration statement include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)    furnish to each Registration Rights Holder, prior to the filing thereof with the SEC, a copy of the registration statement, copies of each amendment thereto and each amendment or supplement, if any, to the prospectus included therein, and use its reasonable best efforts to reflect in each such document, at the effective time of the registration statement or when so filed with the SEC, as the case may be, such comments as any Key Investors and their respective counsel reasonably may propose;
(iv)    prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one-hundred twenty (120) days or until such earlier time as such Registration Rights Holders have completed the distribution described in such registration statement, whichever occurs first; provided, that (A) such one-hundred twenty (120) day period shall be extended for a period of time equal to the period during which the Registration Rights Holders refrain from selling any securities included in such registration in accordance with provisions in Section 5.5(a) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 under Rule 415, such one-hundred twenty (120) day period shall be extended until the date all such Registrable Securities are sold, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;
(v)    furnish to such Registration Rights Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Registration Rights Holder may reasonably request;

(vi)    use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any such registration statement;
(vii)    use its reasonable best efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as such Registration Rights Holders reasonably requests (and to maintain such registrations and qualifications effective for the applicable period of time set forth in Section 5.4(ii) hereof), and to do any and all other acts and things which may be necessary or advisable to enable such Registration Rights Holders to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection (vii), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction);
(viii)    advise each Registration Rights Holder, and shall confirm such advice in writing if so requested by any such Registration Rights Holder: (i) when a registration statement and any amendment thereto has been filed with the SEC and when a registration statement or any post-effective amendment thereto has become effective, in each case making a public announcement thereof; (ii) of any request by the SEC for amendments or supplements to a registration statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for such purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the registration statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the registration statement or the prospectus included therein so that, as of such date, such registration statement and prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Registration Rights Holders to suspend the use of the prospectus until the requisite changes have been made), and the Company shall prepare, file and furnish to such Registration Rights Holders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing;
(ix)    cause all such shares to be listed on the securities exchange, if any, on which similar securities issued by the Company are then listed (or if not then listed, on such exchange as are requested by the Registration Rights Holders of a majority of the Registrable Securities being included in such registration);
(x)    provide a transfer agent and registrar and a CUSIP number for all such shares not later than the effective date of such registration statement;

(xi)    enter into such customary agreements and, subject to the terms hereof, take all such other customary actions as any Key Investor reasonably requests (and subject to its reasonable approval) in order to expedite or facilitate the disposition of such shares;
(xii)    subject to the execution of a customary confidentiality agreement, make available for inspection by such Registration Rights Holders, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such Registration Rights Holders or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(xiii)    use its reasonable best efforts to obtain for the underwriters one or more “cold comfort” letters, dated the effective date of the related registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;
(xiv)    in connection with an underwritten offering pursuant to a registration, enter into an underwriting agreement in customary form and containing reasonable customary provisions, including provisions for indemnification of underwriters and contribution, if so requested by any underwriter, and perform its obligations thereunder;
(xv)    to the extent the Company is a well-known seasoned issuer (as defined in SEC Rule 405) at the time any request for registration is required in accordance with Section 5.3, file an Automatic Shelf Registration Statement to effect such registration; and
(i)    if at any time when the Company is required to re-evaluate its well-known seasoned issuer status for purposes of an outstanding Automatic Shelf Registration Statement used to effect a registration in accordance with Section 5.3 the Company determines that it is not a well-known seasoned issuer and (a) the registration statement is required to be kept effective in accordance with this Agreement and (b) the registration rights of the applicable Registration Rights Holders have not terminated, use reasonable best efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.
5.5    Holdback Agreements.
(a)    Notwithstanding anything in this Agreement to the contrary, if, after any registration statement to which the rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Company’s Board determines in good faith that the failure of the Company to (i) suspend sales of stock under the registration statement or (ii) amend or supplement the registration statement, would be seriously detrimental to the Company as described in Section 5.1(c) hereof, the Company shall so notify each Registration Rights Holder participating in such registration and each Registration Rights Holder shall suspend any further sales under such registration statement until the Company advises such Registration Rights Holders that the registration statement has been amended or that conditions no longer exist which would require such suspension, provided that (x) the Company may impose any such suspension for no more than sixty (60) days (inclusive of any days for which a registration request has been delayed pursuant to Section 5.1(c) during the past twelve (12) months) and no more than once during any twelve-month period and (y) the Company shall use its best efforts to amend the registration statement or otherwise take action to permit sales thereunder as soon as practicable.
(b)    In connection with any offering a Registration Rights Holder participates in hereafter, each Registration Rights Holder agrees to enter into a customary lock-up agreement with underwriters of the offering, pursuant to which each Registration Rights Holder will agree not to directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any equity securities (except as part of such offering) held immediately before the effective date of the registration statement for such offering during the 60-day period commencing with the effective date of the registration statement for the offering. The provisions of this Section 5.5(b) shall not apply to17 (i) the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) the transfer of any shares to any Permitted Transferee, provided that such Permitted Transferee agrees to be bound in writing by the restrictions set forth herein, (iii) the transfer of any shares to any trust for the direct or indirect benefit of a Registration Rights Holder or the immediate family of a Registration Rights Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (iv) distributions or transfers of shares to limited partners, members or stockholders of a Registration Rights Holder, provided that each distributee or transferee agrees to be bound in writing by the restrictions set forth herein, (v) transfers of shares pursuant to a bona fide gift, provided that the donee agrees to be bound in writing by the restrictions set forth herein, (vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no sales or other dispositions are made pursuant to such plan during the Lock-Up Period, or (vii) transfers of shares with the prior written consent of the managing underwriter(s). Notwithstanding the foregoing, the provisions of this Section 5.5(b) shall be applicable to the Registration Rights Holders, including with respect to any shares held in trust for the direct or indirect benefit of a Registration Rights Holder or the immediate family of a Registration Rights Holder, only if all officers and directors of the Company and all other Registration Rights Holders are subject to the same restrictions; provided, that if any officer or director of the Company that has executed a similar agreement or any Registration Rights Holder hereunder shall have received a waiver relieving it of its obligations hereunder or under any such similar agreement then all Registration Rights Holders shall be entitled to the same such waiver on a proportionate basis (if applicable) and the Company shall notify the Registration Rights Holders of such waiver. The Company may impose stop-transfer instructions to enforce the provisions of this Section 5.5(b). Each Registration Rights Holder agrees that, if so requested, such Registration Rights Holder will execute an agreement in the form provided by the
17 NTD: to be conformed to exceptions to Lockup Agreement. Noting agreed by Company.

underwriter containing terms which are essentially consistent with the provisions of this Section 5.5(b). Notwithstanding the foregoing, the obligations described in this Section 5.5(b) shall not apply to a registration relating solely to employee benefit plans on Form S-1, Form S-3 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future. The provisions of this Section 5.5(b) shall be binding upon any transferee who acquires Registrable Securities.
5.6    Registration Expenses.
(a)    Seller Expenses. If, pursuant to Sections 5.1, 5.2 or 5.3 hereof, Registrable Securities are included in a registration statement, then the Registration Rights Holders thereof shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares (collectively, “Seller Expenses”). All Seller Expenses relating to Registrable Securities registered pursuant to this Section 5.6(a) shall be borne and paid by the Registration Rights Holders, attributable to the Registrable Securities registered on their behalf. In the event that a withdrawal by Initiating Holder is based on material adverse information relating to the Company that is different from the information known or available to the Initiating Holder at the time of its request for registration under Section 5.1(a), any Registration Expenses relating to such registration shall be borne by the Company and such registration shall not be counted as a registration pursuant to Section 5.1(a).
(b)    Company Expenses. Except for Seller Expenses, the Company shall pay all expenses (“Registration Expenses”) incident to the registration of shares by the Company and any Registration Rights Holders pursuant to Sections 5.1, 5.2 and 5.3 and to the Company’s performance of or compliance with this Agreement in connection therewith, including, without limitation, all registration and filing fees, fees and expenses of compliance with state securities or blue sky laws, printing expenses, messenger and delivery expenses, and reasonable fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company in connection therewith. The Company shall also pay the reasonable and documented fees and expenses of one (1) counsel of the Initiating Holder; provided that the Company shall not be responsible for fees and expenses of such counsel in excess of $50,000 in the aggregate pursuant to this clause in any twelve (12) month period or the fees and expenses of the counsel of any other Registration Rights Holder participating in the registration and/or offering.
(c)    Indemnity and Contribution.
(i)    In the event that any shares owned by a Registration Rights Holder are proposed to be offered by means of a registration statement pursuant to Sections 5.1, 5.2 or 5.3 hereof, to the extent permitted by law, the Company agrees to indemnify and hold harmless such Registration Rights Holder, any underwriter participating in such offering, each officer, partner, manager, director and agent of such Registration Rights Holder or underwriter, each other Person, if any, who controls or may control such Registration Rights Holder or underwriter and each representative of any Registration Rights Holder serving on the Board of the Company

(such Registration Rights Holder or underwriter, its officers, partners, managers and directors and such other Persons being hereinafter referred to individually as an “Investor Indemnified Person” and collectively as “Investor Indemnified Persons”) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys’ fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Investor Indemnified Person, directly or indirectly (hereinafter referred to in this Section 5.6(c) in the singular as a “claim” and in the plural as “claims”), based upon, arising out of or resulting from (i) any untrue statement (or alleged untrue statement) of a material fact contained in a registration statement, prospectus, offering circular, free writing prospectus or other document to which such registration relates, (ii) any omission (or alleged omission) to state therein a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such statements are made or (iii) any violation (or alleged violation) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Investor Indemnified Person specifically for use in the registration statement, prospectus, offering circular, free writing prospectus or other document to which such registration relates.
(ii)    Each Registration Rights Holder shall, if securities held by him, her or it are included among the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, and each Person who controls the Company (the Company, its directors, officers and each Person who controls the Company being hereinafter referred to individually as a “Company Indemnified Person” and collectively as “Company Indemnified Persons”), and any underwriter participating in such offering and any other Registration Rights Holders who have included Registrable Securities in such registration and each officer, partner, manager and director of such underwriter or Registration Rights Holder and each other Person, if any, who controls or may control such underwriter or Registration Rights Holder against all claims based on, arising out of, or resulting from any untrue statement (or alleged untrue statement) of a material fact contained in a registration statement, prospectus, offering circular, free writing prospectus or other document to which such registration relates or any omission (or alleged omission) to state therein a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such statements are made, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, free writing prospectus or other document in reliance upon and in conformity with written information furnished to the Company or the underwriters by such Registration Rights Holder specifically for use therein; provided, that the obligations of such Registration Rights Holder hereunder shall be (i) individual, not joint and several, for each Registration Rights Holder and (ii) limited to an amount equal to the net proceeds to such Registration Rights Holder of securities sold in such offering as contemplated herein, except in the case of fraud or willful misconduct by such Registration Rights Holder.
(iii)    The indemnification provisions set forth herein shall be in addition to any liability that the Company or any Registration Rights Holder may otherwise have to the Investor

Indemnified Persons, the Company Indemnified Persons or the other Persons entitled to indemnification hereunder. The Company Indemnified Persons, the Investor Indemnified Persons and the other Persons entitled to indemnification hereunder are hereinafter referred to as “Indemnified Persons.” Promptly after receiving notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 5.6(c), such Indemnified Person shall submit written notice thereof to either the Company or the Registration Rights Holders, as the case may be (sometimes being hereinafter referred to as an “Indemnifying Person”). The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or materially increased by such omission, or (b) such omission materially prejudices the Indemnifying Person’s ability to defend such claim. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, and counsel for the Indemnifying Person shall keep the separate counsel for the Indemnified Person informed of the status of, and shall otherwise consult with such separate counsel with respect to, any such action or proceeding; provided, that the Indemnified Person shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Person, if representation of such Indemnified Person by the counsel retained by the Indemnifying Person would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnifying Person) thereof on behalf of and for the account of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Person. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (such consent not to be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.
(iv)    If the indemnification provided for in this Section 5.6(c) is held by a court of competent jurisdiction to be unavailable to an Indemnified Person or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of any claims in such proportion as is appropriate to reflect the relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such claims as well as any other relevant equitable considerations. The relative fault of the Indemnified Person and the Indemnifying Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties’ relative intent, knowledge and access to information and opportunity to correct or prevent such statement or omission (or alleged statement or omission). The Company and the Registration Rights Holders agree that it would not be just and equitable if contributions pursuant to this Section 5.6(c) were determined by pro rata allocation (even if the Registration Rights Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.6(c). In no event will the liability of any Registration Rights Holder for contribution exceed the net proceeds received by such Registration Rights Holder in any sale of securities to which such liability relates except in the case of fraud or willful misconduct by such Registration Rights Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Registration Rights Holders’ obligations in this Section 5.6(c) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.
(v)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.
5.7    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5. with respect to the Registrable Securities of any selling Registration Rights Holder that such Registration Rights Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested by the Company to effect the registration of such Registration Rights Holder’s Registrable Securities.
6.    Representations and Warranties. The Investor and the Company each represents and warrants to the other that (a) it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such person and is a valid and binding agreement of such person, enforceable against such person in accordance with its terms; and (c) the execution, delivery and performance by the person of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such person is a party or, if such person is an entity, the organization documents of such person (including the Certificate of Incorporation and the Bylaws, with respect to the Company).
7.    Corporate Opportunity Waiver. It is expressly acknowledged and agreed by the Company that the Investor, the Investor Designees, and their Affiliates (collectively, the “Exempted Persons”) currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which such Exempted Person may serve as an advisor, a director or in some other capacity and, in recognition that such Exempted Person may have myriad duties to various investors and partners and, in anticipation that the Company and its subsidiaries on the one hand, and such Exempted Person on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of business opportunities, it is expressly acknowledged and agreed by the Company that: (a) each Exempted Person has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its subsidiaries, including those deemed to be competing with the Company or any of its subsidiaries; (b) in the event that any Exempted Person acquires knowledge of a potential transaction or matter that may be a business opportunity for each of the Company or any of its subsidiaries, on the one hand, and such Exempted Person or any other Person, on the other hand, such Exempted Person shall have no duty (contractual or otherwise) to communicate or present such business opportunity to the Company or any of its subsidiaries, as the case may be, and the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy in any such opportunity; and (c) notwithstanding anything to the contrary, no Exempted Person shall be liable to the Company or any of its Affiliates or stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Exempted Person directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or any of its subsidiaries; provided, that this Section 7 shall not apply to any individual who is an officer or employee of the Company or any of its subsidiaries. Any business opportunity that is presented to, or comes to the attention of, any officers or employees of the Company or any of its subsidiaries in his or her capacity as such will remain the exclusive property of the Company or such subsidiary, as applicable.
8.    Miscellaneous.
8.1    Successors and Assigns. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of any successor of the Company. No assignment by the Investor of its rights, duties and obligations hereunder shall be binding upon or obligate the Company unless (a) written notice thereof is provided to the Company, (b) the Company received a written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) and providing that, at such time assignee ceases to be a controlled Affiliate of Top Co any rights, duties or obligations hereunder shall terminate with respect to such assignee and revert to the assignor in full and (c) such assignee is (and for solely so long as such assignee is) a controlled Affiliate of Top Co; provided, that the right to designate a director hereunder must be assigned in whole to such controlled Affiliate of Top Co; provided, further, that if the Investor has the right to designate two directors at such time it may assign each such right to a separate controlled Affiliate of TopCo (for solely so long as such assignee is a controlled Affiliate of Top Co).18 The Investor may also assign the rights in Section 5.2 of this Agreement to any Person acquiring shares of Common Stock from the Investor equal to the greater of (1) all of the shares of Common Stock then held by the Investor and (2) at least fifty percent (50%) of the number of shares of Common Stock owned by the Investor immediately following the Closing, so long as (i) written notice thereof is provided to the Company and (ii) the Company received a written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 8.1 shall be null and void. For purposes of the preceding sentence “assignment” shall be deemed to include any merger involving the Investor or any transaction where the Person having ultimate control of the Investor as of the date hereof ceases to have control of the Investor.
8.2    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
8.3    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
8.5    Notices.
(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All notices to the Company shall be addressed to the principal office of the Company and to the attention of the Chief Executive Officer, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 8.5. If notice is given to the Company, a copy (which copy shall not
18     Note to Draft: In John Delaney Agreement only references to “controlled Affiliate of Top Co” to be to “Delaney Permitted Transferee.”

constitute notice) shall also be sent to Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, NY 10001, Attention: Michael P. Reed, michael.reed@skadden.com.
(b)    Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such Investor’s electronic mail address, and that failure to do so shall not affect the foregoing.
[Notice Heading]19
[Notice Address]
[Notice Address]
[Notice Address]
8.6    Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor. Notwithstanding the foregoing, if the Company amends, modifies, waives, terminates or otherwise changes any provision of any Other Investor Rights Agreement (other than provisions relating to the designation of specific directors to the Board that may not be amended on a most-favored-nation basis due to bank regulatory considerations), and such amendment, modification, waiver, termination or change provides the counterparty thereto with rights or benefits that are more favorable than the corresponding rights or benefits provided to the Investor under this Agreement, the Company shall promptly (and in any event within five (5) days) notify the Investor in writing of such amendment, modification, waiver, termination or change (including a copy of the relevant amendment, modification, waiver, termination or other document), and the Investor shall have the right, exercisable by written notice to the Company within thirty (30) days of receipt of such notice, to have the corresponding provisions of this Agreement amended, modified, waived, terminated or changed, as applicable, to reflect that the Investor will have the same or substantially equivalent rights or benefits, and be subject to and bear the same or substantially equivalent obligations, as those of the counterparty under such Other Investor Rights Agreement, and the Company hereby agrees to promptly execute and deliver any amendment or other document reasonably necessary to effectuate the foregoing. For the avoidance of doubt, the rights set forth in this paragraph shall apply to any amendment, modification, waiver, termination or change to any Other Investor Rights Agreement, whether effected directly, by side letter, or by any other agreement or arrangement.
19     Note to Draft: Investor to supply notice information.

8.7    Termination. This Agreement shall terminate and the rights and obligations of the parties hereto shall have no further force or effect upon the earlier to occur of (a) the mutual consent in writing of the parties hereto, (b) the Investor ceasing to have any right to designate directors for nomination to the Company’s board as set forth in Section 2.1 of this Agreement and to participate in any registration of securities pursuant to Section 5, or (c) its provisions becoming illegal or are interpreted by any governmental authority to be illegal.
8.8    Survival. If this Agreement is terminated pursuant to Section 8.7, this Agreement shall become void and of no further force and effect, except for: (a) the provisions set forth in this Section 8.8, Section 5.6(c), Section 8.2 and Section 8.12; and (b) any registration rights vested or obligations accrued as of the date of termination of this Agreement.
8.9    Interpretation. The captions and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated, all references to particular Articles, Sections or Exhibits shall mean and refer to the referenced Articles, Sections and Exhibits of this Agreement. Whenever the words “included,” “includes” or including are used in this Agreement, they be deemed to be followed by the words “without limitation.” Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The word “or” shall not be exclusive and “any” means “any and all.” “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. A reference to a document, agreement or instrument also refers to all addenda, exhibits or schedules thereto. All references to “dollars” or “$” in this Agreement are to United States dollars. Any law referred to herein means such law as from time to time amended, modified or supplemented, including by succession of comparable successor law.
8.10    Severability. In case any one (1) or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
8.11    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
8.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of

Chancery or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
8.13    WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
8.14    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
8.15    Rule 144. The Company covenants and agrees that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and timely filing requirements.

9.    Transfer Restrictions. Terms used in this Section 9 and not defined in this Agreement have the meanings set forth in the Certificate of Incorporation. The Investor expressly agrees to comply, and to cause its Affiliates to comply, with all the obligations of a Substantial Shareholder in the Certificate of Incorporation. It is expressly agreed by the Company that the Investor shall be permitted to Transfer, directly or indirectly, in aggregate, up to 40% of the Common Stock held by the Investor as of the date of this Agreement (such Transfers, “Excepted Transfers”), whether to a Public Group, Substantial Stockholder, or otherwise, and the Excepted Transfers shall not be considered Prohibited Transfers or otherwise be subject to the restrictions of Article XI of the Certificate of Incorporation. It is expressly agreed by the Company that the Investor, after consulting with the management of the Company, shall be permitted to acquire through Transfer, directly or indirectly, Common Stock in an aggregate amount that causes the Investor to hold an amount of Common Stock equal to the Common Stock held by such Investor as of the date of this Agreement (such Transfers, “Excepted Reacquisitions”), whether from a Public Group, Substantial Stockholder, or otherwise, and the Excepted Reacquisitions shall not be considered Prohibited Transfers or otherwise be subject to the restrictions of Article XI of the Certificate of Incorporation. The Company and Investor agree that modifications to the Certificate of Incorporation after the date of this Agreement (including pursuant to Section 11.9(c) thereof) shall not affect the treatment of Excepted Transfers or Excepted Reacquisitions described in this Section 9 or otherwise affect the application of this Section 9. It is expressly agreed to by the Company and the Investor that the Investor and any Affiliates of the Investor shall not be subject to Section 11.5 of the Certificate of Incorporation.
*Signatures on Next Page*

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized signatories as of the date first written above.

THE COMPANY:

Forbright, Inc.

By:
	Name:	[]
	Title:	[]
[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized signatories as of the date first written above.

INVESTOR:

[]

By:
	Name:	[]
	Title:	[]
[Signature Page to Investor Rights Agreement]

Schedule I